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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 28, 1997


                                 GTI CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                  1-4289                              05-0278990
        ------------------------          ---------------------------------
        (Commission File Number)          (IRS Employer Identification No.)


        9715 Business Park Drive, San Diego, California           92131
        -----------------------------------------------        ----------
           (Address of principal executive offices)            (Zip Code)



        Registrant's telephone number, including area code (619) 537-2500



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETSS

Asset Purchase Transaction:

On April 28, 1997 Promptus Communications, Inc. ("Promptus," GTI's majority owned subsidiary) and VideoServer, Inc. ("VideoServer") (NASDAQ: VSVR) closed a transaction ("NAC Transation") whereby VideoServer purchased from Promptus certain assets and assumed certain liabilities known as the Network Access Cards division ("NAC's") for $14.5 million in cash and 223,881 shares of VideoServer common stock.

By the terms of the NAC Transaction, each of Promptus and VideoServer contributed $250,000 cash into a working capital escrow account. By the terms of the working capital escrow agreement, the purchase price will be adjusted either up or down based on the change of the NAC's working capital amount from December 31, 1996 to the closing date. If the working capital increase or decrease is greater than the party's $250,000 contribution to escrow, the responsible party is required to pay in cash the balance of the increase or decrease .

Additionally, 29,851 shares of the 223,881 VideoServer common stock have been contributed to an indemnification escrow account. By the terms of the escrow agreement, if there are no claims against the indemnification escrow by VideoServer, one-half of the shares will be released to Promptus in December 1997 and the remaining portion in April 1998.

The 223,881 shares received by Promptus as consideration in the NAC Transaction are not registered with the Securities and Exchange Commission by VideoServer as of the closing date. VideoServer is required to use their best efforts to register the shares. Management expects that the shares will be registered during the Company's quarter ended September 27, 1997.

Stock Purchase Transaction:

On April 28, 1997, subsequent to the NAC Transaction closing, GTI Corporation (the "Company") and Promptus closed a Stock Purchase Agreement (the "Stock Transaction") whereby Promptus purchased from the Company 100% of the Promptus shares held by the Company. The Company received full payment for the intercompany loan between Promptus and the Company, additional cash consideration, and common stock of VideoServer. Total proceeds to the Company, net of transaction costs and including repayment of the intercompany loan, was $8.2 million in cash and 157,795 shares of VideoServer common stock.

By the terms of the Stock Transaction, GTI is required to pay Promptus in cash approximately 72% of the working capital decrease, if any, in excess of the $250,000 escrow contribution by Promptus mentioned above. If the working capital increases, the Company will receive approximately 72% of the increase.

Of the 29,851 VideoServer shares placed into the indemnification escrow, 21,531 shares represent the Company's portion of these shares. As Promptus receives these shares, as mention above, if there are no claims against the escrow, the Company will receive approximately 72% of these shares.

When VideoServer registers the 223,881 shares, as mentioned above, the Company intends to liquidate these shares. The ultimate proceeds to the Company is subject to market volitility and fluctuations.

The information contained herein, including any forward looking statements contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business and such statements.


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Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired

              Not applicable

         (b)  Pro Forma Financial Information

              Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 1997  .......  Page F-1
                Unaudited Pro Forma Condensed Consolidated Statements of Operations:  *
              Notes to Unaudited Pro Forma Condensed Consolidated Financial Information  ...........  Page F-2


              * - Not included herein because, the Company's Statements
                  of Operations for the year ended December 31, 1996 and for the three-months ended March 29, 1997 have been presented in the 1996 Annual Report and Form 10-Q, respectively, reflecting Promptus as a discontinued operation.


         (c)  Exhibits

              Exhibit 10.1  Asset Purchase Agreement
              Exhibit 10.2 Stock Purchase Agreement (incorporated by reference to the Company's Form 10-K for the year ended December 31, 1996)


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

                        GTI CORPORATION AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF MARCH 29, 1997
                        (In thousands, except share data)

                              ASSETS

                                                                                         Pro Forma
                                                                            Historical   Adjustments     Pro Forma
                                                                            ----------   -----------     ----------
Current assets:
      Cash and cash equivalents                                              $ 3,865      $  8,989 (1)    $12,854
      Marketable securities                                                        0         2,633 (1)      2,633
      Accounts receivable, net of allowance of $195
         and $201, respectively                                               11,861                       11,861
      Inventories                                                             22,036                       22,036
      Prepaid expenses and other                                               6,484                        6,484
      Net assets of discontinued operations                                   11,622       (11,622)(1)          0
                                                                             -------      --------        -------
            Total current assets                                              55,868             0         55,868

Property, plant and equipment, net                                            16,409                       16,409
Goodwill, less amortization of $4,385 and $4,211,
   respectively, and other assets                                             23,395                       23,395
                                                                             -------      --------        -------
                                                                             $95,672      $      0        $95,672
                                                                             =======      ========        =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Short term borrowings                                                    7,195             0          7,195
      Current portion of long-term debt due to affilitate                      1,250                        1,250
      Accounts payable, accrued and other liabilities                         16,767                       16,767
                                                                             -------      --------        -------
            Total current liabilities                                         25,212             0         25,212

Long-term debt due to affiliate                                                1,250                        1,250
Deferred income taxes and other liabilities                                    1,896                        1,896


Stockholders' equity:
      Preferred stock, $35.00 cumulative convertible,
         issued and outstanding 8,110 shares                                   8,110                        8,110
      Common stock, issued 8,973,475 and
         8,973,475 shares, respectively                                          359                          359
      Additional paid in capital                                              44,082                       44,082
      Retained earnings                                                       14,761                       14,761
      Cumulative translation adjustments                                           2                            2
                                                                             -------      --------        -------
           Total stockholders' equity                                         67,314             0         67,314
                                                                             -------      --------        -------
                                                                             $69,210      $      0        $69,210
                                                                             =======      ========        =======




The accompanying notes are an integral part of these unaudited condensed consolidated pro forma financial statements.




                                      F-1

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         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

Note 1 - Pro Forma Adjustments

The accompanying unaudited condensed consolidated pro forma financial statements are presented in accordance with Article 11 of Regulation S-X.

The unaudited condensed consolidated pro forma financial information represents the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 1997, giving effect to the disposal of Promptus as if the disposal was consummated on that date. The pro forma information is based on the historical consolidated financial statements of GTI Corporation giving effect to the disposal and the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

The unaudited pro forma financial information is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the disposal had been consummated on the date indicated or which may be obtained in the future. The unaudited condensed consolidated financial information should be read in conjunction with the notes thereto and the historical financial statements of GTI Corporation and notes thereto, as previously filed.

The following unaudited pro forma adjustments have been made to the unaudited condensed consolidated pro forma financial statements:

(1) - Amounts represent the disposal of Promptus, the removal of Promptus's net assets, the receipt of $8,989 in cash, net of transaction costs, and the 157,795 shares of VideoServer common stock received.




                                       F-2



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 13, 1997                    GTI CORPORATION



                                            By:   /s/  BRUCE MYERS
                                                 -----------------------------
                                                 Bruce Myers
                                                 Vice President of Finance and
                                                 Chief Financial Officer




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